Exhibit (g)(1)(xviii)

AMENDMENT TEN TO GLOBAL CUSTODY AGREEMENT

This Amendment, dated November 7, 2014, amends the Global Custody Agreement (“Agreement”) dated September 8, 2010 (“Original Effective Date”) between JPMorgan Chase Bank, National Association (“J.P. Morgan”) and the AQR Funds, on behalf of each series listed on Schedule 1 of the Agreement and each Cayman Islands entity listed on Schedule 1 of the Agreement. Unless otherwise defined herein, capitalized terms shall have the meaning ascribed to such terms in the Agreement.

WHEREAS, the parties hereto wish to amend Schedule 1 of the Agreement in order to revise the list of funds covered by the Agreement.

NOW, THEREFORE, the parties hereby agree to amend the Agreement, to be effective as of the Date hereof, in the following respects:

1. Schedule 1 of the Agreement includes the following funds:

AQR TM Large Cap Multi-Style Fund

AQR TM Small Cap Multi-Style Fund

AQR TM International Multi-Style Fund

AQR TM Emerging Multi-Style Fund

2. Except as modified herein, all other provisions of the Agreement shall continue in full force and effect.

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by their duly authorized representatives to be effective as of the date hereof.

AQR FUNDS, on behalf of each series listed in Schedule 1 of the Agreement		JPMORGAN CHASE BANK, NATIONAL ASSOCIATION

By:	/s/ Brendan Kalb	By:	/s/ Anna Maria Calla Minniti
Name:	Brendan Kalb	Name:	Anna Maria Calla Minniti
Title:	Executive Vice President and Secretary	Title:	Vice President

AQR MANAGED FUTURES STRATEGY
OFFSHORE FUND LTD.

AQR RISK PARITY OFFSHORE FUND LTD.

AQR MULTI-STRATEGY ALTERNATIVE
OFFSHORE FUND LTD.

AQR RISK-BALANCED COMMODITIES
STRATEGY OFFSHORE FUND LTD.

AQR RISK-BALANCED COMMODITIES
STRATEGY LV OFFSHORE FUND LTD.

AQR RISK PARITY II MV OFFSHORE
FUND LTD.

AQR RISK PARITY II HV OFFSHORE
FUND LTD.

AQR MANAGED FUTURES STRATEGY HV
OFFSHORE FUND LTD.

AQR STYLE PREMIA ALTERNATIVE OFFSHORE
FUND LTD.

AQR GLOBAL MACRO OFFSHORE FUND LTD.

AQR STYLE PREMIA ALTERNATIVE LV
OFFSHORE FUND LTD.

By:	/s/ Nicole DonVito
Name:	Nicole DonVito
Title:	Director